Exhibit 99.1

For Immediate Release:	Contact:	Bob DeFillippo – Prudential
December 20, 2002		973-802-4149

PRUDENTIAL FINANCIAL TO ACQUIRE AMERICAN SKANDIA, INC

NEWARK, NJ – Prudential Financial, Inc. (NYSE:PRU) announced today it has signed a definitive purchase agreement with Skandia Insurance Company Ltd., based in Sweden, to acquire its U.S. division, American Skandia, Inc., for a total consideration of $1.265 billion. American Skandia is the largest distributor of variable annuities through independent financial planners in the United States and it operates a mutual fund business. The acquisition will significantly grow Prudential’s third-party distribution capabilities in the United States.

As of September 30, 2002, American Skandia had variable annuity assets under management of $21.5 billion and mutual fund assets under management of $4.1 billion. The total consideration includes a purchase price of $1.15 billion and the assumption of a $115 million liability.

“We expect this acquisition will generate an attractive return on equity in the mid-teens, adding 10 cents to 15 cents to our earnings per Common share in 2003, assuming a closing in the second quarter of 2003,” said Art Ryan, chairman and CEO. “Thus, we believe that Prudential will achieve Common Stock earnings per share in the range of $2.50 to $2.65 for 2003, based on after-tax adjusted operating income,” Ryan said. The 2003 expectation assumes continuation of all of Prudential’s existing businesses and appreciation in the S&P 500 Index of 8 percent for the year and is subject to change if these assumptions are not realized and as discussed under “Forward-Looking Statements” below.

“This acquisition presents us with attractive growth possibilities,” Ryan added. “And it is consistent with our strategy to acquire businesses that complement and enhance our existing businesses that grow and protect our customers’ wealth.”

The acquisition propels Prudential into a top 10 spot in the annuity marketplace. Prudential’s position in the variable annuity marketplace would increase from 22nd to 6th as measured by sales and from 14th to 4th as measured by assets under management.

(more)

In addition to a larger share of the variable annuity market, Prudential will also have the potential to sell its fixed annuity, mutual funds and life products through the American Skandia distribution channel of independent financial planners.

“We believe the future is attractive for the annuity industry because the product offers a guaranteed lifetime income to a population that is increasingly required to provide for its own retirement,” said Vivian Banta, vice chairman of Prudential’s Insurance Division. “Prudential plans to distribute American Skandia products under the Prudential-American Skandia brand,” said Banta. “We expect to achieve cost efficiencies and marketing synergies as we integrate the businesses over the next year and a half.”

Consummation of the acquisition is subject to various closing conditions, including regulatory approvals, filing under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the boards of directors and shareholders of the mutual funds advised by American Skandia companies.

Adjusted Operating Income

Adjusted operating income is a non-GAAP measure that excludes realized investment gains, net of losses and related adjustments, and results of divested businesses and discontinued operations. Adjusted operating income should not be viewed as a substitute for net income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. We believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

Forward-Looking Statements

The 2003 earnings expectations included in this release assume, in addition to continuation of all of Prudential’s existing businesses and appreciation in the S&P 500 Index of 8% for the year, a number of additional factors that are in the Company’s Current Report on Form 8-K dated December 4, 2002 filed with the Securities and Exchange Commission.

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “plans,” “assumes,” “estimates,” “projects,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by

(more)

management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the continuing impact of the events of September 11, 2001; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation to, update any particular forward-looking statement included in this document. The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2001, should be considered by readers when reviewing forward-looking statements contained in this release.

Conference Call

Members of Prudential’s senior management will host a conference call on December 20, 2002, at 2:00 p.m. EST, to discuss the company’s acquisition of American Skandia with the investment community.

The conference call will be broadcast live over the company’s Investor Relations Web site at: http://www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded.

Institutional investors, analysts and other members of the professional financial community are invited to listen to the call and participate in Q&A, by dialing the following numbers:

Domestic:	888-276-0005 (Toll Free)

International:	612-332-0226

All others may dial in to the conference call in listen only mode, by dialing the above numbers.

The call will remain on the Investor Relations Web site for replay from 5:30 p.m. on December 20 through 11:59 p.m. on December 28. To hear replay of the conference call between 5:30 p.m. on December 20 and 11:59 p.m. on December 28, please call the following numbers:

Domestic:	800-475-6701 (Toll Free)

Access:	665648

International:	320-365-3844

Access:	665648

For questions about the investor conference call, please contact investor.relations@prudential.com.

(more)

Prudential Financial companies, with approximately $533 billion in total assets under management and administration as of September 30, 2002, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.